EXHIBIT 10.5

TRANSGENOMIC, INC. 2006 EQUITY INCENTIVE PLAN
STOCK APPRECIATION RIGHTS AGREEMENT
THIS STOCK APPRECIATION RIGHTS AGREEMENT (this “Agreement”) is effective September 30, 2013 (the “Grant Date”) by and between Transgenomic, Inc., a Delaware corporation (the “Company”) and Mark Colonnese (“Grantee”).
WHEREAS, the Company sponsors and maintains the Transgenomic, Inc. 2006 Equity Incentive Plan, a copy of which is attached hereto as EXHIBIT A (the “Plan”); and
WHEREAS, Grantee, as an Eligible Person, has been selected to receive a grant of Stock Appreciation Rights under the Plan.
NOW, THEREFORE, the Company and Grantee hereby agree as follows:
Section 1. General. This Agreement and the Stock Appreciation Rights granted hereunder are subject in all respects to the terms and conditions of the Plan. Capitalized terms used in this Agreement without further definition shall have the same meanings given to such terms in the Plan. The award of Stock Appreciation Rights of the Company described herein (this “Award”) is conditioned on Grantee’s execution of the Award within ten (10) days after the Grant Date.
Section 1.    Grant of Stock Appreciation Rights. The Company hereby awards to Grantee, as of the Grant Date, Stock Appreciation Rights with the following terms:

Grant Date	September 30, 2013
Vesting Commencement Date	September 30, 2013
Number of Shares measuring the value of the Award	660,000 Shares (the “SAR Shares”)
Exercise Price per SAR Share	$0.36 per Share (the “Exercise Price”)

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Vesting Schedule
224,400 of the SAR Shares shall vest on the one-year anniversary of the Vesting Commencement Date, with 18,150 of the SAR Shares vesting per month over the remaining 24 months, in each case provided that Grantee remains continuously employed with (or is providing continued service to) the Company through the applicable vesting date, inclusive; and provided further that if the Company terminates Grantee’s employment without Just Cause (as defined under that certain Employment Agreement, dated September 12, 2012, by and between the Company and Grantee, as amended (as may be amended or restated from time to time)) prior to the one-year anniversary of the Vesting Commencement Date, the SAR Shares shall be deemed to have vested on a monthly basis at a rate of 1/36th per month from the Vesting Commencement Date.
Notwithstanding the foregoing, Grantee’s SAR Shares will become 100% vested upon the earlier to occur of: (i) Grantee’s Termination of Service as a result of Grantee’s Disability, death or Retirement; provided that Grantee has continuously served as a director, employee or Advisor of the Company for the two-year period immediately preceding Grantee’s Termination of Service; and (ii) as of immediately prior to, and contingent upon, a Qualified Change in Control; provided that Grantee remains continuously employed with (or is providing continued service to) the Company through immediately prior to the effectiveness of such Qualified Change in Control.
For purposes of this Award, a “Qualified Change in Control” means a Change in Control whereby (i) the acquiring party (or parties) in such Change in Control offers cash, in whole or in part, to some or all of the Company’s stockholders as consideration for the shares of capital stock of the Company held thereby, and (ii) the Fair Market Value as of the last trading day immediately preceding the Change in Control or the aggregate per share price payable by the acquiring party in such Change in Control for the Common Stock is greater than the Exercise Price.
Any fraction of a share that becomes exercisable on any date will be rounded down to the next lowest whole number and any fraction of a share shall be added to the portion of the SAR Shares becoming exercisable on the following vesting date.

Expiration Date	September 30, 2023, subject to Section 6.
Section 2.    Adjustments to Number of SAR Shares and Exercise Price. No shares of Common Stock will be issued and no cash will be paid to Grantee before the Award vests in accordance with the “Vesting Schedule” noted in Section 2 and is exercised. The amount Grantee receives upon exercise will equal the product of:

(a)	the number of SAR Shares that Grantee designates for exercise, and

(a)	the excess of 100% of the Fair Market Value of one share of Common Stock on the date of exercise over the Exercise Price stated in Section 2.

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Section 3.    Form of Payments to Grantee. Except with respect to an Automatic Exercise (as defined below), the Company will make any payment to Grantee under the Award, as determined by the Board or the Committee following the exercise, in the form of cash, net of any applicable tax withholding obligations or shares of Common Stock, with cash paid in lieu of fractional shares of Common Stock, based on the Fair Market Value on the date of exercise. Any shares of Common Stock that Grantee receives will be free from vesting restrictions (but subject to such legends as the Company determines to be appropriate). Notwithstanding the foregoing, the Company will not issue certificates representing shares of Common Stock issuable upon the exercise of the Award to Grantee unless Grantee has made arrangements satisfactory to the Board or the Committee to satisfy any applicable tax withholding obligations. Grantee may satisfy minimum withholding requirements through the surrender of shares of Common Stock that are both subject to the Award and that have a Fair Market Value equal to the minimum statutory tax withholding associated with the shares of Common Stock giving rise to the taxable income. Grantee or the Successor of the Participant has no right or any privilege of a stockholder of the Company in respect of any shares issuable on the exercise of the award unless and until such shares have been recorded on the Company’s official stockholder records as having been issued and transferred.
Section 4.    Automatic Exercise. Notwithstanding anything herein to the contrary, this Award shall be deemed automatically exercised in full, without any further action on the part of Grantee or the Company, effective as of immediately prior to, and contingent upon, a Qualified Change in Control; provided that Grantee has remained continuously employed with (or has provided continued service to) the Company from the Grant Date through immediately prior to the effectiveness of such Qualified Change in Control (an “Automatic Exercise”). In the event of such Automatic Exercise, the Company will make a payment to Grantee under the Award in the form of cash, net of any applicable tax withholding obligations.
Section 5.    Failure of Vesting Restrictions. By executing this Agreement, Grantee acknowledges and agrees that the Award will terminate prior to the Expiration Date as provided below:
(a)    Termination of Service. Upon Grantee’s Termination of Service by the election of the Company for any reason other than Grantee’s death, Retirement or Disability (other than for Cause), Grantee may exercise the Award at any time within three months from Grantee’s Termination of Service, but only to the extent that, as of the date of Grantee’s Termination of Service, Grantee’s right to exercise the Award has vested and Grantee has not previously exercised the Award. Any portion of the Award unexercised following such period shall be forfeited as of the expiration date of such period. Notwithstanding the foregoing, if Grantee suffers a Termination of Service for Cause or the Termination of Service occurs by the election of Grantee (other than an election because of death, Retirement or Disability), Grantee’s unexercised Award as of the date of his or her Termination of Service shall be cancelled and forfeited as of such date.
(b)    Death, Retirement or Disability. Upon Grantee’s Termination of Service by reason of Grantee’s death, Retirement or Disability, or if Grantee dies with exercise rights under Section 6(a), Grantee (or his or her beneficiary in the case of death) may exercise the

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Award at any time within 12 months from Grantee’s Termination of Service, but only to the extent that, at the date of Termination of Service, Grantee’s right to exercise the Award has vested and Grantee has not previously exercised the Award. Any portion of the Award unexercised following such period shall be forfeited as of the expiration date of such period.
Section 6.    Exercise. Subject to the provisions hereof, including Section 2 and Section 5, the Award may be exercised in whole or in part at any time, within the period permitted for the exercise thereof, with respect to whole shares only. To exercise the Award, other than pursuant to an Automatic Exercise, Grantee or the Successor of the Participant must deliver a Notice of Exercise in the form attached hereto as EXHIBIT B (the “Notice of Exercise”) to the Company at its principal office together with such additional documents as the Company may then require. The Company will determine the amount of any applicable taxes which require withholding as a result of the exercise, and Grantee must provide for such taxes as required by Section 9 and the Plan.
Section 7.    Nontransferability of Award. Except as the Company and Grantee may agree in accordance with Section 6.3 of the Plan, the Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of by Grantee in any manner other than by will or the laws of descent and distribution. No transfer of any portion of the Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Company is furnished with written notice thereof and appropriate documentation evidencing the rights of any Successor(s) of the Participant as the Committee deems necessary or desirable.
Section 8.    Withholding Obligations.
(a)    At the time Grantee exercises the Award, or this Award is otherwise deemed exercised pursuant to an Automatic Exercise, in either case, in whole or in part, or at any time thereafter as requested by the Company, Grantee hereby authorizes withholding from payroll and any other amounts payable to Grantee, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of the Award. By exercising the Award, Grantee agrees that, as a condition to any exercise of the Award, the Company may require Grantee to enter into an arrangement providing for the payment by Grantee to the Company of any tax withholding obligation of the Company arising by reason of the exercise of the Award.
(b)    Upon Grantee’s request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to Grantee upon the exercise of the Award a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of the Award, share withholding pursuant to the preceding sentence shall not be permitted unless Grantee makes a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such

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determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of the Award. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of the Award that are otherwise issuable to Grantee upon such exercise. Any adverse consequences to Grantee arising in connection with such share withholding procedure shall be Grantee’s sole responsibility.
(c)    Grantee may not exercise the Award unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, Grantee may not be able to exercise the Award when desired even though the Award is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.
Section 9.    Miscellaneous Provisions.
(a)    No Retention Rights. Nothing in this Agreement shall confer upon Grantee any right to continue in the employment or service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of Grantee, which rights are hereby expressly reserved by each, to terminate his or her employment or service at any time and for any reason, with or without cause.
(b)    Antidilution. In the event that any change in the outstanding shares of Common Stock of the Company (including an exchange of Common Stock for stock or other securities of another corporation) occurs by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate changes, other than for consideration received by the Company therefore, the number of shares of stock granted hereunder or the Exercise Price may be appropriately adjusted by the Committee in its sole and absolute discretion, whose determination shall be conclusive, final and binding; provided, however that fractional shares shall be rounded to the nearest whole share. In the event of any other change in the Common Stock, the Committee shall in its sole discretion determine whether such change equitably requires a change in the number or type of shares of stock granted hereunder or the Exercise Price and any adjustment made by the Committee shall be conclusive, final and binding.
(c)    Determination of Value. The Company makes no representation as to the value of the Award or whether Grantee will be able to realize any profit from it.
(d)    Plan. The provisions of the Plan are incorporated by reference into these terms and conditions. To the extent any provision of this Agreement conflicts with the Plan, the terms of the Plan shall govern. Grantee acknowledges receipt of a copy of the Plan and represents that he has reviewed the Plan and is familiar with the terms and provisions thereof. Grantee hereby accepts this Agreement and the terms of the Plan.
(e)    Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United

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States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to Grantee at the address most recently provided by Grantee to the Company.
(f)    Blackout Periods. In connection with certain corporate events, the Company reserves the right to designate periods during which Grantee may not exercise the Award; provided that no such blackout period shall limit or delay an Automatic Exercise, as provided under Section 5.
(g)    Entire Agreement; Amendments. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. The Committee shall have authority, subject to the express provisions of the Plan, to interpret this Agreement and the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to modify the terms and provisions of this Agreement, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem necessary or desirable to carry it into effect. All action by the Committee under the provisions of this paragraph shall be final, conclusive and binding for all purposes.
(h)    Change in Control. Unless provided otherwise in connection with the transaction resulting in the Change in Control, immediately preceding the occurrence of a Change in Control of the Company, any unvested portion of the Award shall immediately vest in full and to the extent not expired or previously exercised become immediately exercisable.
(i)    Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AS SUCH LAWS ARE APPLIED TO CONTRACTS ENTERED INTO AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.
(j)    Successors. This Agreement is personal to Grantee and, except as otherwise provided above, shall not be assignable by Grantee otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by Grantee’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors. It shall not be assignable by the Company except in connection with the sale or other disposition of all or substantially all the assets or business of the Company.
(k)    Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any

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remaining provision or portion hereof, which remaining provision or portion hereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion hereof eliminated.
(l)    Headings. The headings and captions in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.
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BY GRANTEE’S SIGNATURE BELOW, along with the signature of the Company’s representative, Grantee and the Company agree that the Stock Appreciation Rights are awarded under and governed by the terms and conditions of this Agreement, the Plan and, in the event of exercise of the Award, the Notice of Exercise.

TRANSGENOMIC, INC.

By:

Name:    Rodney S. Markin, M.D., Ph.D.

Title:    Chairman of the Board of Directors

GRANTEE
The undersigned Grantee hereby accepts the terms of this Agreement, the Plan and, in the event of exercise of the Award, the Notice of Exercise.
By:

Name of Grantee:    Mark Colonnese

[SIGNATURE PAGE TO STOCK APPRECIATION RIGHTS AGREEMENT]
EXHIBIT A
TRANSGENOMIC, INC.
2006 EQUITY INCENTIVE PLAN

EXHIBIT B
TRANSGENOMIC, INC.
STOCK APPRECIATION RIGHTS
NOTICE OF EXERCISE
Transgenomic, Inc.
12325 Emmet Street
Omaha, Nebraska 68164
Date of Exercise: _______________
Ladies and Gentlemen:
This constitutes notice under my Stock Appreciation Rights Agreement with Transgenomic, Inc., a Delaware corporation (the “Company”), identified below that I elect to exercise my Stock Appreciation Rights with respect to the number of shares set forth below.

Grant Date of Stock Appreciation Rights Agreement:	September 30, 2013
Number of shares as to which SAR is exercised:	___________________________
[Certificates to be issued in name of:	___________________________]
By this exercise, I agree (i) to provide such additional documents as the Company may require pursuant to the terms of the Transgenomic, Inc. 2006 Equity Incentive Plan (the “Plan”), and (ii) that the Company will satisfy its obligations arising from this exercise notice through withholding a portion of the cash payment payable hereunder equal to the amount of such obligations and/or issuing shares of common stock of the Company (net of shares of common stock of the Company having a Fair Market Value (as defined in the Plan) equal to the minimum statutory taxes and withholding due; except to the extent the undersigned pays cash herewith to settle such obligations).
Very truly yours,
By: _________________________
Name: Mark Colonnese

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